SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 8, 2013 (November 4, 2013)

ELEPHANT TALK COMMUNICATIONS CORP.

(Exact name of registrant as specified in Charter)

Delaware	000-30061	95-4557538
(State of other Jurisdiction of	(Commission file no.)	(IRS employer identification no.)
incorporation)

3600 NW 138th St. Ste. 102

Oklahoma City, OK 73134

(Address of principal executive offices)

(405) 301 - 6774

(Issuer's telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 4, 2013, ValidSoft (“ValidSoft”), a wholly owned subsidiary of Elephant Talk Communications Corp. (“Elephant Talk”), announced that Paul Burmester will be succeeding Pat Carroll as the Chief Executive Officer of ValidSoft, effective as of November 4, 2013. Mr. Carroll will continue his employment with ValidSoft in his new role as Executive Chairman of the Board of Directors of ValidSoft. There were no disagreements between ValidSoft and Mr. Carroll on any matter relating to ValidSoft’s operations, policies or practices.

On November 7, 2013, Elephant Talk issued a press release announcing the appointment of Mr. Burmester as the Chief Executive Officer of ValidSoft and Mr. Carroll’s new role as Executive Chairman of the Board of Directors of ValidSoft. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

99.1 Press Release, dated November 7, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 8, 2013	ELEPHANT TALK COMMUNICATIONS CORP.

	By:	/s/ Alex Vermeulen
Alex Vermeulen
General Counsel